Exhibit 99.1

FOR IMMEDIATE ISSUE

FOR:	MDC Partners Inc.	CONTACT:	Erica Bartsch
	330 Hudson Street, 10th Floor		Sloane & Company
	New York, NY 10013		212-446-1875
IR@mdc-partners.com

MDC PARTNERS INC. REPORTS RESULTS FOR THE THREE MONTHS ENDED
MARCH 31, 2020

Company's Strategic Plan Delivering Significant Performance Improvements on Key Metrics

FIRST QUARTER HIGHLIGHTS:

•	Revenue of $327.7 million in the first quarter versus $328.8 million in the prior period, a decline of 0.3%.

•	Organic revenue increased 2.0% in the first quarter from the first quarter of 2019.

•	Net loss attributable to MDC Partners common shareholders was $2.4 million in the first quarter of 2020 versus $2.5 million a year ago.

•	Net loss attributable to MDC Partners common shareholders for the last twelve months (LTM) of $17.2 million as of March 31, 2020 versus $17.3 million as of December 31, 2019.

•	Adjusted EBITDA of $39.6 million versus $21.5 million a year ago, an increase of 84.3%. Adjusted EBITDA Margin of 12.1%, compared with 6.5% a year ago.

•	Excluding Kingsdale and Sloane, Adjusted EBITDA increased 110.1% in the first quarter of 2020 compared with the prior year period.

•	Covenant EBITDA (LTM) of $200.7 million versus $180.5 million at year end 2019, an increase of 11.2%.

•	Net New Business wins totaled a positive $8.4 million in the first quarter.

New York, NY, April 29, 2020 (NASDAQ: MDCA) – MDC Partners Inc. (“MDC Partners” or the “Company”) today announced financial results for the three months ended March 31, 2020.

“MDC delivered significant improvements in the first quarter of 2020, returning to organic growth of 2%, nearly doubling Adjusted EBITDA, and boosting margins 560 basis points,” said Mark Penn, Chairman and Chief Executive Officer of MDC Partners. “These results were game-changing for us in terms of implementing our New World Strategy, putting us in a much stronger position to manage through the pandemic that has enveloped the economy and the world. Many of the changes we made last year are reflected in our results over the last two quarters as our plans have been realized.”

“We are operating on the basis of safety first and business second as we act to safeguard our people and advance our business in a radically new environment. Our agencies have adapted well to the new work from home policies and delivered significant new campaigns for clients as we help them navigate through these uncertain times with the best in cloud-based production tools and data-based creativity.”

“Our efforts to reform and reshape MDC in the last year at all levels and to create a more cohesive, collaborative and efficient organization position us well to navigate this crisis now and prepare us for eventual recovery,” Mr. Penn added.

Frank Lanuto, Chief Financial Officer, added, “Our new network structure and our cost-savings initiatives paid off in the first quarter, with significant improvements over the prior year period across our income statement and balance sheet. We ended the first quarter with a solid cash balance and reduced leverage from year end, down to 4.3x. We remain deeply committed to addressing all our clients’ needs going forward and continuing to reduce costs in response to current market conditions.”

First Quarter and Year-to-Date 2019 Financial Results

Revenue for the first quarter of 2020 was $327.7 million versus $328.8 million for the first quarter of 2019, a decline of 0.3%. The effect on revenue of foreign exchange due to the strong US Dollar was negative 0.5%, the impact of non-GAAP acquisitions (dispositions), net was negative 1.7%, and organic revenue was positive 2.0%. Organic revenue was unfavorably impacted by 7 basis points from higher billable pass-through costs incurred on clients’ behalf from certain of our partner firms acting as principal.

Net New Business wins in the first quarter of 2020 totaled $8.4 million.

Net loss attributable to MDC Partners common shareholders for the first quarter of 2020 was $2.4 million versus a net loss of $2.5 million for the first quarter of 2019. This improvement was primarily due to a decline in expenses principally driven by a reduction in staff costs offset by the change in foreign exchange gain and losses. Diluted loss per share attributable to MDC Partners common shareholders for the first quarter of 2020 was $0.03 versus diluted loss per share of $0.04 for the first quarter of 2019.

Adjusted EBITDA for the first quarter of 2020 was $39.6 million versus $21.5 million for the first quarter of 2019, an increase of 84.3%. The increase was primarily driven by a reduction in staff costs, partially offset by a decline in revenues. This led to a 560 basis point increase in Adjusted EBITDA margin in the first quarter of 2020 to 12.1% from 6.5% in the first quarter of 2019. Excluding the impact of the Kingsdale and Sloane divestitures, Adjusted EBITDA increased 110.1% in the first quarter of 2020 compared with the prior year period.

Net loss attributable to MDC Partners common shareholders for the last twelve months (LTM) was $17.2 million as of March 31, 2020 versus a $17.3 million loss as of December 31, 2019.

Covenant EBITDA for the last twelve months (LTM) was $200.7 million at March 31, 2020 versus $180.5 million at December 31, 2019, an increase of 11.2%. The change was primarily driven by the increase in Adjusted EBITDA.

Financial Outlook

Given the uncertainties in the global business environment arising from the COVID-19 pandemic, the Company is not providing a 2020 outlook for Revenue and Covenant EBITDA at this time.

Conference Call

Management will host a conference call on Wednesday, April 29, 2020, at 8:30 a.m. (ET) to discuss its results. The conference call will be accessible by dialing 1-412-902-4266 or toll free 1-888-346-6216. An investor presentation has been posted on our website at www.mdc-partners.com and may be referred to during the conference call.

A recording of the conference call will be available one hour after the call until 12:00 a.m. (ET), May 6, 2020, by dialing 1-412-317-0088 or toll free 1-877-344-7529 (passcode 10136141), or by visiting our website at www.mdc-partners.com.

About MDC Partners Inc.

MDC Partners is one of the most influential marketing and communications networks in the world. As "The Place Where Great Talent Lives," MDC Partners is celebrated for its innovative advertising, public relations, branding, digital, social and event marketing agency partners, which are responsible for some of the most memorable and effective campaigns for the world's most respected brands. By leveraging technology, data analytics, insights and strategic consulting solutions, MDC Partners drives creative excellence, business growth and measurable return on marketing investment for over 1,700 clients worldwide. For more information about MDC Partners and its partner firms, visit our website at www.mdc-partners.com and follow us on Twitter at http://www.twitter.com/mdcpartners.

Non-GAAP Financial Measures

In addition to its reported results, MDC Partners has included in this earnings release certain financial results that the Securities and Exchange Commission (SEC) defines as "non-GAAP financial measures." Management believes that such non-GAAP financial measures, when read in conjunction with the Company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company's results. Such non-GAAP financial measures include the following:

(1) Organic Revenue: “Organic revenue growth” and “organic revenue decline” refer to the positive or negative results, respectively, of subtracting both the foreign exchange and acquisition (disposition) components from total revenue growth. The acquisition (disposition) component is calculated by aggregating prior period revenue for any acquired businesses, less the prior period revenue of any businesses that were disposed of during the current period. The organic revenue growth (decline) component reflects the constant currency impact of (a) the change in revenue of the partner firms that the Company has held throughout each of the comparable periods presented, and (b) “non-GAAP acquisitions (dispositions), net”. Non-GAAP acquisitions (dispositions), net consists of (i) for acquisitions during the current year, the revenue effect from such acquisition as if the acquisition had been owned during the equivalent period in the prior year and (ii) for acquisitions during the previous year, the revenue effect from such acquisitions as if they had been owned during that entire year (or same period as the current reportable period), taking into account their respective pre-acquisition revenues for the applicable periods, and (iii) for dispositions, the revenue effect from such disposition as if they had been disposed of during the equivalent period in the prior year.

(2) Net New Business: Estimate of annualized revenue for new wins less annualized revenue for losses incurred in the period.

(3) Adjusted EBITDA: Adjusted EBITDA is a non-GAAP measure that represents operating profit plus depreciation and amortization, stock-based compensation, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, and other items.

(4) Covenant EBITDA: Covenant EBITDA is a measure that includes pro forma adjustments for acquisitions, one-time charges, permitted dispositions and other items, as defined in the Company's Credit Agreement. Pro forma adjustments for our real estate consolidation to our new headquarters at 1 World Trade Center (“1WTC”) are calculated to include the lease expense recognized as of the first period required by US GAAP for 1WTC and excluding the future costs of all leases that will either be terminated or sublet as permitted dispositions in connection with the relocation. We believe that the presentation of Covenant EBITDA is useful to investors as it eliminates the effect of certain non-cash and other items not necessarily indicative of a company’s underlying operating performance. In addition, the presentation of Covenant EBITDA provides additional information to investors about the calculation of, and compliance with, certain financial covenants in the Company's Credit Agreement.

Included in this earnings release are tables reconciling MDC Partners’ reported results to arrive at certain of these non-GAAP financial measures.

This press release contains forward-looking statements. Statements in this press release that are not historical facts, including without limitation the information under the heading "Financial Outlook" and statements about the Company’s beliefs and expectations, earnings (loss) guidance, recent business and economic trends, potential acquisitions, and estimates of amounts for redeemable noncontrolling interests and deferred acquisition consideration, constitute forward-looking statements. Words such as “estimates”, “expects”, “contemplates”, “will”, “anticipates”, “projects”, “plans”, “intends”, “believes”, “forecasts”, “may”, “should”, and variations of such words or similar expressions are intended to identify forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events, if any.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements. Such risk factors include, but are not limited to, the following:

•         risks associated with international, national and regional economic conditions that could affect the Company or its clients, including as a result of the recent COVID-19 outbreak;

•         the effects of the outbreak of COVID-19, including the measures to reduce its spread, and the impact on the economy and demand for our services, which may precipitate or exacerbate other risks and uncertainties;

•         the Company’s ability to attract new clients and retain existing clients;

•         reduction in client spending and changes in client advertising, marketing and corporate communications requirements;

•         financial failure of the Company’s clients;

•         the Company’s ability to retain and attract key employees;

•         the Company’s ability to achieve the full amount of its stated cost saving initiatives;

•         the Company’s implementation of strategic initiatives;

•         the Company’s ability to remain in compliance with its debt agreements and the Company’s ability to finance its contingent payment obligations when due and payable, including but not limited to those relating to redeemable noncontrolling interests and deferred acquisition consideration;

•         the successful completion and integration of acquisitions which complement and expand the Company’s business capabilities; and

•         foreign currency fluctuations.

Investors should carefully consider these risk factors and the additional risk factors outlined in more detail in the Company's Annual Report on Form 10-K and in the Company’s other SEC filings.

SCHEDULE 1

MDC PARTNERS INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(US$ in 000s, Except per Share Amounts)

	Three Months Ended March 31,
	2020	2019
Revenue:
Services	$327,742	$328,791
Operating Expenses:
Cost of services sold	222,693	237,153
Office and general expenses	66,353	67,118
Depreciation and amortization	9,206	8,838
Other asset impairment	161	—
	298,413	313,109
Operating income	29,329	15,682
Other Income (Expenses):
Interest expense and finance charges, net	(15,612)	(16,760)
Foreign exchange gain (loss)	(14,757)	5,442
Other, net	16,334	(3,383)
	(14,035)	(14,701)
Income before income taxes and equity in earnings of non-consolidated affiliates	15,294	981
Income tax expense	13,500	748
Income before equity in earnings of non-consolidated affiliates	1,794	233
Equity in earnings of non-consolidated affiliates	—	83
Net income	1,794	316
Net income attributable to the noncontrolling interest	(791)	(429)
Net income (loss) attributable to MDC Partners Inc.	1,003	(113)
Accretion on and net income allocated to convertible preference shares	(3,440)	(2,383)
Net loss attributable to MDC Partners Inc. common shareholders	$(2,437)	$(2,496)
Loss Per Common Share:
Basic
Net loss attributable to MDC Partners Inc. common shareholders	$(0.03)	$(0.04)
Diluted
Net loss attributable to MDC Partners Inc. common shareholders	$(0.03)	$(0.04)
Weighted Average Number of Common Shares Outstanding:
Basic	72,397,661	60,258,102
Diluted	72,397,661	60,258,102

SCHEDULE 2

MDC PARTNERS INC.

UNAUDITED REVENUE RECONCILIATION

(US$ in 000s, except percentages)

	Three Months Ended
	Revenue $	% Change
March 31, 2019	$328,791
Organic revenue (1)	6,434	2.0%
Non-GAAP acquisitions (dispositions), net	(5,683)	(1.7)%
Foreign exchange impact	(1,800)	(0.5)%)
Total change	(1,049)	(0.3)%
March 31, 2020	$327,742

(1) “Organic revenue refers to the positive results of subtracting both the foreign exchange and acquisition (disposition) components from total revenue growth. The acquisition (disposition) component is calculated by aggregating prior period revenue for any acquired businesses, less the prior period revenue of any businesses that were disposed of during the current period. The organic revenue component reflects the constant currency impact of (a) the change in revenue of the partner firms which the Company has held throughout each of the comparable periods presented, and (b) “non-GAAP acquisitions (dispositions), net”. Non-GAAP acquisitions (dispositions), net consists of (i) for acquisitions during the current year, the revenue effect from such acquisition as if the acquisition had been owned during the equivalent period in the prior year and (ii) for acquisitions during the previous year, the revenue effect from such acquisitions as if they had been owned during that entire year (or same period as the current reportable period), taking into account their respective pre-acquisition revenues for the applicable periods, and (iii) for dispositions, the revenue effect from such disposition as if they had been disposed of during the equivalent period in the prior year. See "Non-GAAP Measures" herein.

Note: Actuals may not foot due to rounding

SCHEDULE 3

MDC PARTNERS INC.

UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(US$ in 000s, except percentages)

For the Three Months Ended March 31, 2020

	Integrated	Media &
	Agencies	Data	All
	Network	Network	Other	Corporate	Total
Revenue	$208,328	$41,058	$78,356	—	$327,742

Net loss attributable to MDC Partners Inc. common shareholders					(2,437)
Adjustments to reconcile to operating income (loss):
Accretion on convertible preference shares					3,440
Net income attributable to the noncontrolling interests					791
Income tax expense					13,500
Interest expense and finance charges, net					15,612
Foreign exchange loss					14,757
Other, net					(16,334)
Operating income (loss)	$29,193	$617	$7,857	$(8,338)	$29,329
margin	14.0%	1.5%	10.0%		8.9%

Additional adjustments to reconcile to Adjusted EBITDA:
Depreciation and amortization	6,267	808	1,899	232	9,206
Other asset impairment	161	—	—	—	161
Stock-based compensation	2,861	(13)	80	142	3,070
Deferred acquisition consideration adjustments	(5,044)	375	69	—	(4,600)
Distributions from non-consolidated affiliates (2)	—	—	—	(14)	(14)
Other items, net (3)	—	—	—	2,416	2,416
Adjusted EBITDA(1)	$33,438	$1,787	$9,905	$(5,562)	$39,568
Adjusted EBITDA margin	16.1%	4.4%	12.6%		12.1%

(1) Adjusted EBITDA is a non-GAAP measure, and as shown above it represents operating income (loss) plus depreciation and amortization, stock-based compensation, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, impairment and other items. See "Non-GAAP Measures" herein.

(2) Distributions from non-consolidated affiliates includes (i) cash received for profit distributions from non-consolidated affiliates, and (ii) consideration from the sale of ownership interests in non-consolidated affiliates less contributions to date plus undistributed earnings (losses).

(3) Other items, net includes items such as severance expense and other restructuring expenses. See Schedule 8 for a reconciliation of amounts.

Note: Effective in the first quarter of 2020, the Company reorganized its management structure resulting in the aggregation of certain Partner Firms into integrated groups (“Networks”). In connection with the reorganization, we reassessed our reportable segments to align our external reporting with how we operate the Networks under our new organizational structure. Prior periods presented have been recast to reflect the change in reportable segments.

Note: Actuals may not foot due to rounding.

SCHEDULE 4

MDC PARTNERS INC.

UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(US$ in 000s, except percentages)

For the Three Months Ended March 31, 2019

	Integrated	Media &
	Agencies	Data	All
	Network	Network	Other	Corporate	Total
Revenue	$206,910	$43,232	$78,649	—	$328,791

Net loss attributable to MDC Partners Inc. common shareholders					(2,496)
Adjustments to reconcile to operating income (loss):
Accretion on convertible preference shares					2,383
Net income attributable to the noncontrolling interests					429
Equity in earnings of non-consolidated affiliates					(83)
Income tax expense					748
Interest expense and finance charges, net					16,760
Foreign exchange income					(5,442)
Other, net					3,383
Operating income (loss)	$15,512	$(1,649)	$6,641	$(4,822)	$15,682
margin	7.5%	(3.8%)	8.4%		4.8%

Additional adjustments to reconcile to Adjusted EBITDA:
Depreciation and amortization	5,715	993	1,913	217	8,838
Other asset impairment	—	—	—	—	—
Stock-based compensation	4,459	—	86	(1,573)	2,972
Deferred acquisition consideration adjustments	(6,491)	687	(1,839)	—	(7,643)
Distributions from non-consolidated affiliates (2)	—	—	—	—	—
Other items, net (3)	—	—	—	1,626	1,626
Adjusted EBITDA (1)	$19,195	$31	$6,801	$(4,552)	$21,475
Adjusted EBITDA margin	9.3%	0.1%	8.6%		6.5%

(1) Adjusted EBITDA is a non-GAAP measure, and as shown above it represents operating income (loss) plus depreciation and amortization, stock-based compensation, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, impairment and other items. See "Non-GAAP Measures" herein.

(2) Distributions from non-consolidated affiliates includes (i) cash received for profit distributions from non-consolidated affiliates, and (ii) consideration from the sale of ownership interests in non-consolidated affiliates less contributions to date plus undistributed earnings (losses).

(3) Other items, net includes items such as restructuring expenses. See Schedule 8 for a reconciliation of amounts.

Note: Effective in the first quarter of 2020, the Company reorganized its management structure resulting in the aggregation of certain Partner Firms into integrated groups (“Networks”). In connection with the reorganization, we reassessed our reportable segments to align our external reporting with how we operate the Networks under our new organizational structure. Prior periods presented have been recast to reflect the change in reportable segments.

Note: Actuals may not foot due to rounding.

SCHEDULE 5

MDC PARTNERS INC.

UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO COVENANT EBITDA

(US$ in 000s)

	2019				2020	Covenant EBITDA (LTM) (1)
	Q1	Q2	Q3	Q4	Q1	Q4-2019 - LTM	Q2-2020 - LTM
Net income (loss) attributable to MDC Partners Inc. common shareholders	$(2,497)	$776	$(5,058)	$(10,488)	$(2,437)	$(17,267)	$(17,207)
Adjustments to reconcile to operating income:
Accretion on and net income allocated to convertible preference shares	2,383	3,515	3,306	3,373	3,440	12,577	13,634
Net income attributable to the noncontrolling interests	429	3,043	7,265	5,419	791	16,156	16,518
Equity in losses of non-consolidated affiliates	(83)	(206)	(63)	—	—	(352)	(269)
Income tax expense	746	2,088	3,457	4,241	13,500	10,532	23,286
Interest expense and finance charges, net	16,761	16,413	16,110	15,658	15,612	64,942	63,793
Foreign exchange loss (gain)	(5,442)	(2,932)	3,973	(4,349)	14,757	(8,750)	11,449
Other, net	3,384	745	431	(2,158)	(16,334)	2,402	(17,316)
Operating income	15,681	23,442	29,421	11,696	29,329	80,240	93,888

Adjustments to reconcile to Adjusted EBITDA:
Depreciation and amortization	8,838	10,663	9,368	9,460	9,206	38,329	38,697
Goodwill and other asset impairment	—	—	1,944	5,875	161	7,819	7,980
Stock-based compensation	2,972	3,634	6,026	18,408	3,070	31,040	31,138
Deferred acquisition consideration adjustments	(7,643)	2,073	1,943	9,030	(4,600)	5,403	8,446
Distributions from non-consolidated affiliates	—	31	(202)	2,219	(14)	2,048	2,034
Other items, net (2)	1,626	6,594	705	349	2,416	9,274	10,064
Adjusted EBITDA	21,474	46,437	49,205	57,037	39,568	174,153	192,247

Adjustments to reconcile to Covenant EBITDA:
Proforma dispositions (3)	(2,701)	(729)	(996)	(1,294)	(124)	(5,720)	(3,143)
Severance due to eliminated positions	1,534	2,346	1,956	3,221	2,133	9,057	9,656
Other adjustments, net (4)	1,412	989	228	368	357	2,997	1,942
Covenant adjusted EBITDA	$21,719	$49,043	$50,393	$59,332	$41,934	$180,487	$200,702

(1) Covenant EBITDA is a measure that includes pro forma adjustments for acquisitions, one-time charges, permitted dispositions and other adjustments, as defined in the Company's Credit Agreement. Covenant EBITDA is calculated as the aggregate of operating results for the rolling last twelve months (LTM). Each quarter is presented to provide the information utilized to calculate Covenant EBITDA. Historical Covenant EBITDA may be re-casted in the current period for any proforma adjustments related to acquisitions and/or dispositions in the current period. See "Non-GAAP Measures" herein.

(2) Other items, net includes items such as severance expense, other restructuring expenses and costs associated with the Company's strategic review process.

(3) Represents Kingsdale and Sloane EBITDA for the respective period.

(4) Other adjustments, net primarily includes one-time professional fees and costs associated with real estate consolidation.

Note: Actuals may not foot due to rounding.

SCHEDULE 6

MDC PARTNERS INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(US$ in 000s)

	March 31, 2020	December 31, 2019

ASSETS
Current Assets:
Cash and cash equivalents	$221,102	$106,933
Accounts receivable, less allowance for doubtful accounts of $2,118 and $3,304	407,311	450,403
Expenditures billable to clients	22,763	30,133
Other current assets	44,689	35,613
Total Current Assets	695,865	623,082
Fixed assets, at cost, less accumulated depreciation of $132,174 and $129,579	75,767	81,054
Right-of-use assets - operating leases	216,194	223,622
Goodwill	725,390	740,674
Other intangible assets, net	50,640	54,893
Deferred tax assets	77,378	85,988
Other assets	29,622	30,179
Total Assets	$1,870,856	$1,839,492
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS, AND SHAREHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable	$153,491	$200,148
Accruals and other liabilities	325,826	353,575
Advance billings	146,803	171,742
Current portion of lease liabilities - operating leases	48,022	48,659
Current portion of deferred acquisition consideration	46,337	45,521
Total Current Liabilities	720,479	819,645
Long-term debt	1,014,260	887,630
Long-term portion of deferred acquisition consideration	26,399	29,699
Long-term lease liabilities - operating leases	211,254	219,163
Other liabilities	35,523	25,771
Total Liabilities	2,007,915	1,981,908
Redeemable Noncontrolling Interests	35,698	36,973
Commitments, Contingencies, and Guarantees
Shareholders’ Deficit:
Convertible preference shares, 145,000 authorized, issued and outstanding at March 31, 2020 and December 31, 2019	152,746	152,746
Common stock and other paid-in capital	99,587	101,469
Accumulated deficit	(468,508)	(469,593)
Accumulated other comprehensive (loss) income	3,669	(4,269)
MDC Partners Inc. Shareholders' Deficit	(212,506)	(219,647)
Noncontrolling interests	39,749	40,258
Total Shareholders' Deficit	(172,757)	(179,389)
Total Liabilities, Redeemable Noncontrolling Interests and Shareholders' Deficit	$1,870,856	$1,839,492

Note: Actuals may not foot due to rounding.

SCHEDULE 7

MDC PARTNERS INC.

UNAUDITED SUMMARY CASH FLOW DATA

(US$ in 000s)

	Three Months Ended March 31,
	2020	2019
Net cash used in operating activities	$(19,954)	$(81,200)
Net cash provided by investing activities	16,645	18,101
Net cash provided by financing activities	119,642	60,753
Effect of exchange rate changes on cash, cash equivalents, and cash held in trusts	(2,164)	(576)
Net increase (decrease) in cash, cash equivalents, and cash held in trusts including cash classified within assets held for sale	$114,169	$(2,922)
Change in cash and cash equivalents held in trusts classified within held for sale	—	(3,307)
Change in cash and cash equivalents classified within assets held for sale	—	1,728
Net increase (decrease) in cash and cash equivalents	$114,169	$(4,501)

Note: Actuals may not foot due to rounding.

SCHEDULE 8

MDC PARTNERS INC.

UNAUDITED RECONCILIATION OF COMPONENTS OF NON-GAAP MEASURES

(US$ in 000s)

	2019					2020
	Q1	Q2	Q3	Q4	YTD	Q1
NON-GAAP ACQUISITIONS (DISPOSITIONS), NET
GAAP revenue from current year acquisitions	$—	$698	$1,347	$1,396	$3,441	$—
GAAP revenue from prior year acquisitions (1)	15,685	1,519	1,109	291	18,604	—
Foreign exchange impact	—	—	470	(246)	224	(248)
Contribution to organic revenue (growth) decline (2)	(4,008)	(440)	(2,185)	(1,694)	(8,327)	(411)
Prior year revenue from dispositions (3)	(1,825)	(5,995)	(3,178)	(4,505)	(15,503)	(5,024)
Non-GAAP acquisitions (dispositions), net	$9,852	$(4,218)	$(2,437)	$(4,758)	$(1,561)	$(5,683)

	2019					2020
	Q1	Q2	Q3	Q4	YTD	Q1
OTHER ITEMS, NET
Severance and other restructuring expenses	—	6,703	705	—	7,408	1,334
Strategic review process costs	1,626	(109)	—	349	1,866	1,082
Total other items, net	$1,626	$6,594	$705	$349	$9,274	$2,416

	2019					2020
	Q1	Q2	Q3	Q4	YTD	Q1
CASH INTEREST, NET & OTHER
Cash interest paid	(1,629)	(30,014)	(882)	(29,698)	(62,223)	145
Bond interest accrual adjustment	(14,625)	14,625	(14,625)	14,625	—	(14,625)
Adjusted cash interest paid	(16,254)	(15,389)	(15,507)	(15,073)	(62,223)	(14,480)
Interest income	149	138	165	162	614	(114)
Total cash interest, net & other	$(16,105)	$(15,251)	$(15,342)	$(14,911)	$(61,609)	$(14,594)

	2019					2020
	Q1	Q2	Q3	Q4	YTD	Q1
CAPITAL EXPENDITURES, NET
Capital expenditures	(3,606)	(4,317)	(5,863)	(4,810)	(18,596)	(1,546)

	2019					2020
	Q1	Q2	Q3	Q4	YTD	Q1
MISCELLANEOUS OTHER DISCLOSURES
Net income attributable to the noncontrolling interests	429	3,043	7,265	5,419	16,156	791
Cash taxes	$1,677	$1,817	$137	$(1,335)	$2,296	$849

(1) GAAP revenue from prior year acquisitions for 2020 and 2019 relates to acquisitions which occurred in 2019 and 2018, respectively.

(2) Contribution to organic revenue represents the change in revenue, measured on a constant currency basis, relative to the comparable pre-acquisition period for acquired businesses that are included in the Company's organic revenue growth (decline) calculation.

(3) Prior year revenue from dispositions reflects the incremental impact on revenue for the comparable period after the Company's disposition of such disposed business, plus revenue from each business disposed of by the Company in the previous year through the twelve month anniversary of the disposition.

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